UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 17, 2025

TETRA TECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19655	95-4148514
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3475 East Foothill Boulevard, Pasadena, California 91107

(Address of principal executive office, including zip code)

(626) 351-4664

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TTEK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On January 17, 2025, Tetra Tech EC, Inc. (“TtEC”), a wholly owned subsidiary of Tetra Tech, Inc. (the “Company”), entered into a settlement agreement with the United States of America, acting through the Civil Division of the United States Attorney’s Office of the United States Department of Justice and on behalf of the Department of the Navy (collectively, the “United States”), and also filed a proposed consent decree with the United States District Court for the Northern District of California (the “Court”), to resolve the previously disclosed civil litigation related to TtEC’s performance of environmental remediation services at the former Hunters Point Naval Shipyard in San Francisco, California (the “Covered Conduct”).

Under the terms of the settlement agreement and consent decree, TtEC has agreed to pay to the United States $57 million and $40 million for False Claims Act (“FCA”) claims and Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”) claims, respectively (the “Settlement Amounts”), which the Company expects to pay with cash on hand and by drawing on its credit facility. Upon entry of the Consent Decree by the Court and the United States’ receipt of the settlement amounts, the United States will release TtEC from any and all civil or administrative monetary claims for the Covered Conduct under the civil FCA, the CERCLA, and other specified civil statutes and common law theories of liability.

The consent decree is subject to a number of contingencies that could prevent it from being finalized with its current terms. In particular, and without limitation, (i) the consent decree is required to be lodged with the Court for a period of 30 days for public notice and comment, and the United States has reserved the right to withdraw or withhold its consent if the comments regarding the consent decree disclose facts or considerations that indicate the consent decree is inappropriate, improper or inadequate; and (ii) the Court might determine not to enter the consent decree as currently written or as approved by the United States. There can be no assurance that the contingencies will not preclude entry of the consent decree.

TtEC entered into the settlement agreement and consent decree to avoid the delay, uncertainty and expense of protracted litigation. The settlement agreement and consent decree contain no admission of liability by TtEC. In addition, the settlement agreement and consent decree do not resolve the previously disclosed ancillary claims brought by third-party private plaintiffs from the same services provided by TtEC at Hunters Point.

TtEC has initiated litigation with the insurance carrier with which TtEC maintained liability policies regarding the reasonably possible payment or reimbursement of a significant portion of the Settlement Amounts. TtEC can give no assurances as to what portion, if any, of the Settlement Amounts will be recovered from the insurance carrier.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Tetra Tech has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA TECH, INC.

Date:	January 17, 2025	By:	/s/ DAN L. BATRACK
Dan L. Batrack
Chairman and Chief Executive Officer

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